UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 3, 2010

Double Eagle Petroleum Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-6529	830214692
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1675 Broadway, Suite 2200, Denver, Colorado		80202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3037948445

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective August 6, 2010, Double Eagle Petroleum Co. (the "Company") entered into the First Amendment (the "First Amendment") to the Amended and Restated Credit Agreement (the "Credit Agreement") dated February 5, 2010 with various lenders, including Bank of Oklahoma N.A. as administrative agent. The First Amendment extends the borrowing base from $45 million to $55 million. The maturity of the entire credit facility remains January 31, 2013.

The foregoing description does not purport to describe all the terms of the First Amendment. For additional terms and conditions, please see the First Amendment attached hereto as Exhibit 10.1, incorporated herein by reference. For additional information regarding the Credit Agreement, please see the Company’s Current Report on Form 8-K filed with the Commission on February 9, 2010.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On August 3, 2010, the Company issued a press release titled "Double Eagle Petroleum Co. Expands Borrowing Base". The press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1: First Amendment to Amended and Restated Credit Agreement, dated as of August 6, 2010, between Double Eagle Petroleum Co. and Bank of Oklahoma, N.A. et.al

Exhibit 99.1: Press Release, dated August 3, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Double Eagle Petroleum Co.

August 9, 2010	By:	/s/ Kurtis Hooley

Name: Kurtis Hooley
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Credit Agreement, dated as of August 6, 2010, between Double Eagle Petroleum Co. and Bank of Oklahoma, N.A. et.al
99.1	Press Release, dated August 3, 2010